UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 11, 2014, the Company agreed to amend the 291,671 outstanding Class J common stock purchase warrants (the “Class J Warrants”), to provide for cashless exercise.

Amendment 1 to the Warrant Agreement is being filed as exhibit 10.39.

Item 8.01  Other Events.

On March 13, 2014, Ohr Pharmaceutical, Inc. (the "Company") received written notice from the NASDAQ Stock Market ("NASDAQ") stating that (i) the Company failed to comply with NASDAQ Listing Rule 5635(c) (the "Rule"), which generally requires shareholder approval of equity-based compensatory arrangements, and (ii) based on actions taken by the Company to remedy the violation, that, subject to satisfaction of applicable disclosure requirements that are satisfied by the filing of this Form 8-K, the Company has regained compliance with the Rule and the matter is now closed.

NASDAQ's determination was based on warrants (the “Warrants”) to purchase an aggregate of 120,550 common shares issued to consultants in January 2014 without stockholder approval. On February 24, 2014, the Company and the consultants agreed to amend the warrants, such that the warrants may not be exercised without prior approval by the Company's stockholders.  The Company submitted the Warrants for approval in the proxy statement mailed this week.

Item 9.01  Financial Statements and Exhibits.

Exhibit No	Description

10.39	Amendment No. 1 to Warrant Agreement, dated March 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized..

Dated: March 14, 2014	OHR PHARMACEUTICAL, INC.

	By:	/s/ Irach Taraporewala,
Dr. Irach Taraporewala, President and CEO